AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of October 2, 2008 by and between INTERMOUNTAIN REFINING CO. INC., a New Mexico corporation (hereinafter referred to as “Intermountain NM”), and A.R.E. Wind Corp., a Nevada corporation (hereinafter referred to as “Intermountain NV”).

RECITAL:

WHEREAS, Intermountain NM desires to merge into Intermountain NV and thereby transfer to Intermountain NV all rights and property owned by it, such merger (the “Merger”) is provided for in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Intermountain NM and Intermountain NV hereby agree as follows:

AGREEMENT:

SECTION 1.  Merger and the Surviving Corporation.

(a) Subject to the terms and conditions of this Agreement, Intermountain NM shall be merged into Intermountain NV (which shall be the surviving corporation in the Merger) in accordance with the New Mexico Business Corporation Act and the Nevada Revised Statutes. The Merger shall become effective upon the filing with the Secretary of State of the State of Nevada of the Articles of Merger with respect thereto. For purposes hereof, the term “Effective Time” shall mean the time when such Articles of Merger are filed with the Nevada Secretary of State, and the term "Surviving Corporation" shall mean Intermountain NV as the corporation surviving in the Merger which will be governed by the laws of the State of Nevada.

(b) At the Effective Time, by virtue of the Merger, all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Intermountain NM and Intermountain NV and all property, real, personal and mixed, and all debts due on whatever account, including choses in action, and all and every other interest of or belonging to or due to each of Intermountain NM and Intermountain NV shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall be responsible and liable for all of the liabilities and obligations of each of Intermountain NM and Intermountain NV, all with the full effect provided for in the New Mexico Business Corporation Act and the Nevada Revised Statutes.

(c) The Articles of Incorporation of Intermountain NV in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the provisions thereof and the Nevada Revised Statutes, except that (1) the name of Intermountain NV, the Surviving Corporation, shall be changed to A.R.E. Wind Corp., (ii) the Articles of Incorporation of the Surviving Corporation shall reflect an increase in authorized shares of common stock from 10,000,000 to 100,000,000 shares and a change in par value of the common stock from no par value to $0.001 per share, and (iii) there shall occur a reverse split of the common stock in an exchange ratio of one newly issued share for each 7.7 outstanding shares of common stock.

(d) The Bylaws of Intermountain NV in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until altered, amended or repealed.

(e) The directors of Intermountain NV in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their successors are elected in accordance with the Bylaws of the Surviving Corporation and shall have been duly qualified.

(f) The officers of Intermountain NV in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation, holding the offices in the Surviving Corporation which they then hold in Intermountain NV, until their successors are elected or appointed in accordance with the Bylaws of the Surviving Corporation and shall have been duly qualified.

SECTION 2.  Conversion of Stock.  At the Effective Time:

SECTION 2.1.  Intermountain NV.

(a) Each share of the Common Stock, par value $0.001, of Intermountain NV which is issued immediately prior to the Effective Time (whether then outstanding or held in the treasury of Intermountain NV) shall be canceled and returned to the status of authorized but unissued shares, without the payment of any consideration therefor; and

(b) Each share of the Preferred Stock, par value $0.01, of Intermountain NV which is issued immediately prior to the Effective Time (whether then outstanding or held in the treasury of Intermountain NV) shall be canceled and returned to the status of authorized but unissued shares without the payment of any consideration therefor.

SECTION 2.2.  Intermountain NM.

(a) Each share of the Common Stock, without par value, of Intermountain NM, which is issued immediately prior to the Effective Time (whether then outstanding or held in the treasury of Intermountain MN), shall be changed and converted into one fully paid and non-assessable share of Intermountain NV Common Stock;

(b) Each share of the Preferred Stock, par value $0.01, of Intermountain NM, which is issued immediately prior to the Effective Time (whether then outstanding or held in the treasury of Intermountain NM), shall be changed and converted into one fully paid and nonassessable share of Intermountain NV Preferred Stock; and

(c) Each of the outstanding stock options granted by Intermountain NM which is outstanding immediately prior to the Effective Time shall be changed and converted into a stock option of Intermountain NV.

(d) Each of the outstanding warrants granted by Intermountain NM which is outstanding immediately prior to the Effective Time shall be changed and converted into warrant of Intermountain NV.

SECTION 2.3.  Stock Certificates.  Each outstanding certificate that prior to the Effective Time represented one share of either Common Stock or Preferred Stock of Intermountain NM shall be deemed for all purposes to evidence ownership of and to represent one share of Common Stock or Preferred Stock of Intermountain NV, respectively, into which the share of Intermountain NM represented by such certificate has been converted as provided herein and shall be so registered on the books and records of Intermountain NV or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Intermountain NV or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the share of Intermountain NV evidenced by such outstanding certificate as provided above.

SECTION 3.  Conditions Precedent.  The obligations of the parties to effect the Merger shall be subject to (a) the approval of this Agreement by the Board of Directors of each of the constituent corporations and (b) the approval of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of each of the constituent corporations at meetings of the stockholders duly called and held. Thereupon, Articles of Merger shall be duly filed and recorded in both Nevada and in New Mexico.

SECTION 4.  Amendment.  This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the constituent corporations, but, after such approval by the stockholders, no amendment shall be made which materially adversely affects the rights of the stockholders of the constituent corporations without further approval of such stockholders. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 5.  Dissenters' Rights; Termination.

SECTION 5.1.  Dissenters' Rights.  Any holder of issued and outstanding shares of the Common Stock of Intermountain NM who votes against the Merger and enters his dissent in compliance with Section 53-15-4 of the New Mexico Business Corporation Act, as amended (shares held by such shareholders shall be referred to herein as "Dissenting Shares"), shall, subject to Section 5.2 hereof, receive cash in the amount of the fair market value of the Dissenting Shares within the time and in the manner provided by Section 53-15-4 of the New Mexico Business Corporation Act.

SECTION 5.2.  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval hereof by the shareholders or by the Board of Directors of either Intermountain NV or Intermountain NM:

(a) At the option of the Board of Directors of Intermountain NM, if the holders of 10 percent or more of Intermountain NM's issued and outstanding shares of Common Stock shall not have voted in favor of the Merger and such holders shall have filed written objection and notice of their intent to exercise dissenters' rights with the Secretary of Intermountain NM before the taking of the vote on the Merger in accordance with the New Mexico Business Corporation Act; or

(b) By mutual agreement of the Board of Directors of Intermountain NM and Intermountain NV.

(c) If this Agreement is terminated for any reason, no party hereto shall any liability hereunder of any nature whatsoever to the others.

SECTION 6.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

SECTION 7.  Further Assurances.  From time to time after the Effective Time as and when requested by the Surviving Corporation and to the extent permitted by law, the officers and directors of each of Intermountain NV and Intermountain NM last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Surviving Corporation title to, and possession of, all of the assets, rights, franchises and interests of each of Intermountain NV and Intermountain NM in and to every type of property (real, personal and mixed) and chooses in action, and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such actions in the name of Intermountain NV or Intermountain NM or otherwise.

SECTION 8.  Execution in Counterparts.  This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

IN WITNESS WHEREOF, Intermountain NV and Intermountain NM have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

           A.R.E. WIND CORP., a Nevada corporation

           By: /s/ William Hagler
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           William Hagler,
           Chief Executive Officer

           INTERMOUNTAIN REFINING CO, INC., a New Mexico corporation

            By: /s/ William Hagler
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           William Hagler,
           Chief Executive Officer